UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2007

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

707 Westchester Avenue, Suite L7	10604
White Plains, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

December 13, 2007

Item 7.01. Regulation FD Disclosure.

On December 13, 2007, Debt Resolve entered into a strategic alliance with the American Arbitration Association® to launch an online consumer portal to provide a lower cost, easy-to-use website for the voluntary resolution of disputes using Debt Resolve’s online dispute resolution system.

The American Arbitration Association has designed and developed alternative dispute resolution systems for numerous organizations, including corporations, government agencies, law firms and the courts. Through its proprietary, easy-to-use online system known as AAAWebFile®, parties may currently file cases and disputes via the Internet.

The American Arbitration Association is designated as the dispute resolution provider for hundreds of thousands of consumer agreements.  Debt Resolve’s patent-based online system, combined with the American Arbitration Association’s online platform, will serve as the foundation for the creation of what is hoped to be a groundbreaking site that will offer the combined services of Debt Resolve and the American Arbitration Association.

The financial terms of the strategic alliance were not disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: January 24, 2008	By:	/s/ James D. Burchetta
James D. Burchetta
Co-Chairman and Chief Executive Officer